UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2016

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 26, 2016, Dominion Resources, Inc. (the Company) completed the optional remarketing (the Remarketing) of $550,000,000 aggregate principal amount of the Company’s 2013 Series B 1.18% remarketable subordinated notes due 2019 (the Series B Notes), originally issued as components of its 2013 Series B Equity Units (the Equity Units) issued on June 7, 2013. The Remarketing of the Series B Notes was registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement became effective on December 19, 2014 (File No. 333-201149).

In connection with the Remarketing, the Company entered into the Remarketing Agreement, dated as of April 29, 2016 (the Remarketing Agreement), among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as the reset agents and the remarketing agents, and Deutsche Bank Trust Company Americas, solely in its capacity as purchase contract agent and as attorney-in-fact of the holders of purchase contracts, a form of which is included as Exhibit P to the Series B Purchase Contract and Pledge Agreement, dated as of June 7, 2013, between the Company and Deutsche Bank Trust Company Americas, as purchase contract agent and attorney-in-fact of the holders of the purchase contracts, collateral agent, custodial agent and securities intermediary, filed as Exhibit 4.8 to the Company’s Current Report on Form 8-K filed on June 7, 2013. Under the Remarketing Agreement and the indenture referenced below, the interest rate on the Series B Notes was reset in connection with the Remarketing to 2.962% per annum.

The Series B Notes were issued under the Junior Subordinated Indenture II, dated as of June 1, 2006, between the Company and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.) (referred to herein as the Indenture Trustee), as supplemented and amended by the Third Supplemental and Amending Indenture thereto, dated as of June 1, 2009, among the Company, the Indenture Trustee and Deutsche Bank Trust Company Americas, as series trustee, for the series of which the Series B Notes are a part and the Fifth Supplemental Indenture dated as of June 1, 2013 (the fifth supplemental indenture). The fifth supplemental indenture has been supplemented and amended by the Ninth Supplemental Indenture dated as of May 26, 2016, which, among other things, redesignated the Series B Notes as the 2.962% Junior Subordinated Notes due 2019 following the Remarketing.

The Company did not receive any proceeds from the Remarketing. The proceeds were used to purchase a portfolio of treasury securities maturing on June 23, 2016. The Company expects that a portion of the funds generated upon maturity of the portfolio will be used to settle with the Company on July 1, 2016 the purchase contracts issued as part of the Equity Units.

Item 9.01	Financial Statements and Exhibits

Exhibits

4.1	Junior Subordinated Indenture II, dated June 1, 2006, between Dominion Resources, Inc. and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee, incorporated by reference to Exhibit 4.1 to Dominion Resources, Inc.’s Form 10-Q for the quarter ended June 30, 2006 filed August 3, 2006, File No. 001-08489.

4.2	Form of Third Supplemental and Amending Indenture to the Junior Subordinated Indenture II, dated June 1, 2009, among Dominion Resources, Inc., The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) as Original Trustee and Deutsche Bank Trust Company Americas, as Series Trustee, incorporated by reference to Exhibit 4.2 to Dominion Resources, Inc.’s Form 8-K filed June 15, 2009, File No. 001-08489.

4.3	Fifth Supplemental Indenture, dated June 1, 2013, between the Company and Deutsche Bank Trust Company Americas, as Series Trustee with respect to the 2013 Series B 1.18% Remarketable Subordinated Notes due 2019, incorporated by reference to Exhibit 4.4 to Dominion Resources, Inc.’s Form 8-K filed June 7, 2013, File No. 001-08489.

4.4	Ninth Supplemental Indenture, dated May 26, 2016, between the Company and Deutsche Bank Trust Company Americas, as Series Trustee, with respect to the 2.962% Junior Subordinated Notes due 2019.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Mark O. Webb
Name:	Mark O. Webb
Title:	Senior Vice President, General Counsel and Chief Risk Officer

Date: May 26, 2016